As filed with the Securities and Exchange Commission on May 19, 2021

Registration No. 333-255445

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDEMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WIZARD BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7900	98-0357690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2700 Homestead Road, Park City, UT 84098

Tel: 650-525-0231

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCORP SERVICES, LLC

1013 Centre Road, Suite 403-B, Wilmington, DE 19805

Tel: (212) 828-8436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Pidgeon, Esq.

DLA Piper LLP (US)

2525 East Camelback Road

Esplanade II, Suite 1000

Phoenix, AZ 85016-4232

Tel: +1 480 606 5124

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share (3)	16,200,000	$3.93	$63,666,000	$6,945.97

Total	16,200,000	$3.93	$63,666,000	$6,945.97

(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices of the common stock as reported on the OTC Markets on April 19, 2021.

(3) Consists of (i) 10,800,000 shares of common stock issuable upon the automatic conversion of the Series B Preferred Stock issuable upon the exercise of warrants issued in a private placement in March 2021 (the “March 2021 Private Placement”) and (ii) up to 5,400,000 shares of common stock issuable upon the conversion of the Series B Preferred Stock issued in the March 2021 Private Placement.

(4) Previously paid.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

(Subject to Completion, Dated May 19, 2021)

Wizard Brands, Inc.

16,200,000 Shares of Common Stock

This prospectus relates to the resale, by the selling stockholders identified in this prospectus, of up to an aggregate of 16,200,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 10,800,000 shares of Common Stock issuable upon the automatic conversion of the Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), issuable upon the exercise of warrants (“Warrants”) issued in a private placement in March 2021 (the “March 2021 Private Placement”) and (ii) up to 5,400,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued in the March 2021 Private Placement.

The selling stockholders are identified in the table on page 13 of this prospectus. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. All net proceeds from the sale of the shares of Common Stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of the Warrants if the holders do not exercise the Warrants on a cashless basis. See “Use of Proceeds.”

The selling stockholders may sell all or a portion of the shares of Common Stock from time to time in market transactions through any market on which our shares of Common Stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Common Stock is listed on The OTC Markets under the symbol “WIZD.” On May 11, 2021, the last reported sale price of our Common Stock was $3.30 per share.

Investing in our securities involves a high degree of risk. The risks are described in the “Risk Factors” section beginning on page 9 of this prospectus. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement, before investing in these securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2021.

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the selling stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Unless the context otherwise requires, references to “we,” “our,” “us” or the “Company” in this prospectus mean Wizard Brands, Inc. on a consolidated basis with its subsidiaries, as applicable. Our logo and all product names are our common law trademarks. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

1

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Prior to the onset of COVID-19, we produced live pop culture conventions (“Comic Conventions”) across the United States providing a social networking and entertainment venue for enthusiasts of movies, TV shows, video games, technology, toys, social networking, gaming, comic books, and graphic novels. Our Comic Conventions have provided an opportunity for companies in the entertainment, toy, gaming, publishing and retail business to carry out sales, marketing, product promotion, public relations, advertising, and sponsorship efforts. However, with the advent of COVID-19, we have not been able to produce a live event since March 8, 2020. Many events that had been planned for 2020 after March 8, 2020, were postponed indefinitely. The timing of when live events can be resumed is dependent upon the progression of the COVID-19 pandemic, the availability and effectiveness of the vaccines that have been introduced and the imposition of governmental authority either allowing or disallowing the mounting of live events.

Our target audience includes men and women in the 18 to 34-year-old demographic, together with families of all ages who are fans of various types of entertainment and media, including movies, music, toys, video games, consumer electronics, computers, and lifestyle products (e.g., clothes, footwear, digital devices, and mobile phones). We continuously review our existing operations and procedures relating to our Comic Conventions to ensure that we produce the best possible fan experience at our Comic Conventions and maximize revenue while containing costs.

Following our last live event in Cleveland, Ohio in early March 2020, we transitioned nimbly to a Virtual Event Format that went from concept to execution in three weeks, with our first virtual event held on March 31, 2020. Since March 31, 2020, we have broadcast over 200 interactive virtual events across three platforms: Twitch, Facebook and YouTube. Programming has included celebrity cast reunions and game shows, concerts, workshops and how-to classes, gaming with celebrities, cosplay contests, fan panels and more.

To augment our move into digital programming, in the first quarter of 2020, we launched an e-commerce site, Wizard World Vault (the “Vault”), which features the best in pop culture memorabilia from the Wizard World Live and virtual events, along with items from the top artists and exhibitors in the memorabilia world. The Vault is a collection of autographed photographs, memorabilia and one-of-a-kind collectibles that are offered for sale via e-commerce. The Vault, which launched at or about the same time as the Virtual Experiences, has already proven to be a popular source of celebrity memorabilia among fans of motion pictures and television programming. Included in the Vault is inventory which includes stock from our inventory of merchandise, consignment inventory, and merchandise that is being sourced for sale by us. Wizard World and Vault are reaching an average of 1.5 million people weekly through our platforms – with enormous potential for upselling and cross-merchandising.

On April 28, 2020, we, through one of our wholly-owned operating subsidiaries, acquired the assets of the creator of the Jevo machine, which is a patent-protected first-mover application for the creation of gelatin shots. With Jevo, we have diversified our revenue generation capabilities by manufacturing, marketing and selling Jevo units and related consumables, both nationally and internationally, to bars, restaurants, clubs, casinos, hotels, cruise lines, resorts and other establishments that serve beverages (both alcoholic and non-alcoholic) to the public. In addition to food and beverage applications, we have identified other market segments where the Jevo units can be marketed including, but not limited to, the healthcare and cannabis industries. The Company intends to resume the manufacturing of the Jevo units with a target of producing new Jevo machines in the second quarter of 2021.

There has recently been considerable interest in a consumer category of digital products known as NFTs (Non-Fungible Tokens). NFTs are collectibles where various objects (including pictures, music and video) are digitized. The digital version of the object is sold as a unique, blockchain-authenticated collectible. In recent months many companies have entered this space. However, because of our existing enterprises, we are perhaps uniquely situated to enter the NFT marketplace on a scale at which no other new market entrant into this space can achieve. Although the NFT market is currently gaining considerable attention in the press, and is achieving traction with consumers, it is impossible to know the ultimate size and significance of the NFT marketplace. We, having captured thousands of hours of video elements, consisting of millions of desirable frames of content, and possessing an extensive collection of celebrity collectables and our current market position in the pop-culture consumer products, are likely very favorably-positioned to attract attention and market share as we enters this sector. Additionally, the fan base that comprises our largest constituency is already active in the digital space and the brand extension into digital collectibles is a natural progression into a new and vibrant marketplace. Because we already own content and have the marketing and distribution apparatus already in place, the potential for us to realize impressive margins in the NFT space is manifest. We are continuing our development and marketing efforts and expect to launch this product in the next quarter.

March 2021 Private Placement

On March 29, 2021, we consummated the transactions contemplated by the securities purchase agreement with Leviston Resources LLC, pursuant to which, we issued in a private placement: (i) 5,000 shares of Series B Preferred Stock, convertible at a price (as adjusted, “Series B Conversion Price”) equal to the lesser of (x) $4.52 and (y) 85% of the lowest variable weighted average price (“VWAP”) of the Common Stock on a trading day during the 10 trading days prior to and ending on, and including, the date of conversion, subject to a conversion price floor of $1.00; and (ii) a warrant to acquire 5,000 shares of Series B Preferred Stock at an exercise price of $1,000 per share, which became exercisable immediately upon issuance and which expires on March 26, 2023; and (iii) a warrant to acquire 5,000 shares of Series B Preferred Stock at an exercise price of $1,000 per share, which became exercisable immediately upon issuance and which expires on March 26, 2024. Pursuant to the terms of the 2021 Warrants, the Series B Preferred Stock issuable upon exercise are automatically convertible into shares of Common Stock at the Series B Conversion Price. The foregoing description of the March 2021 Private Placement and the securities issued in such financing are qualified in its entirety by reference to the applicable agreements furnished as exhibits to our Current Report on Form 8-K relating to the March 2021 Private Placement and the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”).

2

Company Information

Wizard Brands, Inc. (formerly known as) Wizard Entertainment, Inc., Wizard World, Inc. and GoEnergy, Inc., was incorporated in Delaware on May 2, 2001. We were initially involved in oil and gas exploration but ceased operations and abandoned any interests we had in such properties. On December 7, 2010, we entered into a Share Purchase and Share Exchange Agreement among us, an entity known as “Conventions” which was our former majority stockholder and shareholders of Conventions, under which Conventions became our wholly owned subsidiary. On August 27, 2014, we entered into a Joint Venture and Operating Agreement for a forty-seven and one half percent (47.5%) interest in CON TV, LLC (“CONtv”), with Cinedigm Entertainment Corp. (“Cinedigm”), ROAR, LLC and Bristol Capital, LLC. On November 16, 2015, the parties entered into an Amended and Restated Operating Agreement, effective as of July 1, 2015, which, among other things, restructured the business relationship between us and Cinedigm with respect to the ownership and operation of CONtv. Under that agreement, we greatly reduced and limited our obligations to the venture, while retaining a ten percent (10%) membership interest in CONtv. On December 29, 2014, we and a member of our Board of Directors (the “Board”) formed Wiz Wizard, LLC (“Wiz Wizard”) in the State of Delaware. On February 4, 2016, such member of the Board assigned his fifty percent (50%) membership interest to us. Consequently, Wiz Wizard became our wholly-owned subsidiary, which was subsequently dissolved in March 2019. On April 10, 2015, we and a third-party formed ButtaFyngas, LLC. We own fifty percent (50%) of the membership interests of ButtaFyngas, LLC, which is currently inactive. In 2018, we changed our name from Wizard World, Inc. to Wizard Entertainment, Inc. On July 29, 2020, we changed our name from Wizard Entertainment, Inc. to Wizard Brands, Inc.

Our principal executive offices are located at 2700 Homestead Road, Park City, UT 84098, and our telephone number is 650-525-0231. Our website address is www.wizardworld.com. The information on our website is not part of this prospectus. We have included our website address as an inactive textual reference and do not intend it to be an active link to our website.

3

THE OFFERING

Shares Offered

Up to 16,200,000 shares of Common Stock, consisting of (i) 10,800,000 shares of Common Stock issuable upon the automatic conversion of the Series B Preferred Stock issuable upon the exercise of the 2021 Warrants and (ii) up to 5,400,000 shares of Common Stock issuable upon the conversion of the Series B Preferred Stock issued in the March 2021 Private Placement.

Shares of Common Stock Outstanding prior to this Offering	3,506,752 shares of Common Stock.
Use of Proceeds

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. All net proceeds from the sale of the shares of Common Stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of the Warrants if the holders do not exercise the Warrants on a cashless basis. See the section of this prospectus titled “Use of Proceeds.”

The OTC Markets Ticker Symbol	WIZD
Risk factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 9 of this prospectus.

Unless otherwise indicated, the number of shares of Common Stock outstanding prior to and after this offering is based on 3,506,752 shares of Common Stock outstanding as of March 29, 2021, and excluded as of such date:

●	789,250 shares of Common Stock issuable upon exercise of outstanding options under our 2020 Incentive Stock and Award Plan, 2016 Incentive Compensation and Award Plan and 2011 Incentive Compensation and Award Plan at a weighted exercise price of $1.75;

●	An aggregate of 4,210,750 shares of Common Stock reserved for potential future issuance pursuant to our 2020 Incentive Stock and Award Plan and 2016 Incentive Stock and Award Plan;

●	8,690,690 shares of Common Stock reserved for potential future issuance pursuant to conversion of our Series A Preferred Stock;

●	16,200,000 shares of Common Stock reserved for potential future issuance pursuant to conversion of our Series B Preferred Stock;

●	25,501,918 shares of Common Stock reserved for potential future issuance pursuant to conversion of the $2.5 million convertible debenture; and

●	10,300,000 shares of Common Stock issuable upon the exercise of warrants outstanding.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above and gives retroactive effect to the 1-for-20 reverse stock split effected on January 23, 2020.

4

RISK FACTORS

An investment in our securities involves a high degree of risk, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factor, which supplements or augments the risk factors set forth in our Annual Report on Form 10-K. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The sale of a substantial amount of our shares of Common Stock, including the resale of the shares issuable upon the exercise of the Warrants and conversion of the shares of Series B Preferred Stock held by the selling stockholders in the public market could adversely affect the prevailing market price of the Common Stock and have a substantial dilutive effect on our existing stockholders.

We are registering for resale 10,800,000 shares of Common Stock issuable upon the exercise of the Warrants and up to an aggregate of 5,400,000 shares of Common Stock issuable upon the conversion of the Series B Preferred Stock held by the selling stockholders. Sales of substantial amounts of shares of Common Stock in the public market, including by the selling stockholders, or the perception that such sales might occur, could adversely affect the market price of our Common Stock, and the market value of our other securities. We cannot predict if and when the selling stockholders will sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities convertible into shares of Common Stock. Any such issuance, the conversion of the outstanding shares of Series B Preferred Stock and the automatic conversion of the Series B Preferred Stock upon exercise of the Warrants into shares of Common Stock could result in substantial dilution to our existing stockholders and could cause our stock price to decline. The following hypothetical scenarios describe potential issuances of Common Stock to the selling stockholders, without giving effect to the beneficial ownership limitations of a holder of Series B Preferred Stock as provided in the Certificate of Designation.

Scenario 1: Assuming a conversion date of May 11, 2021 and based on the Series B Conversion Price of $2.85 calculated as of such date, we will be required to issue up to 5,684,211 shares of Common Stock in the aggregate if the selling stockholders elect to convert all of the outstanding shares of Series B Preferred Stock and elect to exercise the Warrants in full. Based on the market price of $3.30 per share of Common Stock as of May 11, 2021, the selling stockholders will hold Common Stock with an aggregate value of approximately $18.8 million. Therefore, assuming a sale price of $3.30 per share of Common Stock, the selling stockholders could realize an aggregate gross profit of $3.8 million, based on an initial investment of $5.0 million by the selling stockholders in the March 2021 Private Placement and $10.0 million payable to us by the selling stockholders upon exercise of the Warrants in full.

Scenario 2 (Minimum Conversion Price Scenario): Based on the minimum Series B Conversion Price of $1.00, we will be required to issue up to 16,200,000 shares of Common Stock if the selling stockholders elect to convert all of the outstanding shares of Series B Preferred Stock and elect to exercise the Warrants in full. Assuming a market price of $1.00 per share of Common Stock, the selling stockholders will hold Common Stock with an aggregate value of $16.2 million. Therefore, assuming a sale price of $1.00 per share of Common Stock, the selling stockholders could realize an aggregate gross profit of $1.2 million based on an initial investment of $5.0 million by the selling stockholders in the March 2021 Private Placement and $10.0 million payable to us by the selling stockholders upon exercise of the Warrants in full.

In addition, pursuant to the Certificate of Designation, upon the occurrence of certain Triggering Events (as defined in the Certificate of Designation), including, without limitation, our failure to provide an effective registration permitting the sale of the securities offered hereby, our failure to timely deliver the shares issuable upon conversion of the Series B Preferred Stock and if we do not have shares authorized for issuance upon conversion of the Series B Preferred Stock, each holder of Series B Preferred Stock has the right to require us to adjust the Series B Conversion Price such that the conversion price will equal lesser of (x) lesser of (i) 125% of the VWAP during the 10 trading days immediately preceding the conversion date and (ii) 70% of the lowest VWAP on a trading day during the 10 trading days prior to and ending on, and including, the date of the Triggering Event, and (y) 70% of the lowest VWAP on a trading day during the 10 trading days prior to and ending on, and including, the conversion date, subject to a conversion price floor of $1.00. If elected by the holder, upon such Triggering Event, we will be required to instead pay to such holder, for each share of Series B Preferred Stock held, the sum of (a) the greater of (i) 120% of the aggregate stated value then outstanding and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the Triggering Event and (z) the stated value divided by the then conversion price, plus (b) all accrued but unpaid dividends thereon, plus (c) all liquidated damages and other costs, expenses or amounts due in respect of the Series B Preferred Stock. The foregoing description is qualified in its entirety by reference to the Certificate of Designation.

5

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the documents that are incorporated by reference, contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”)). Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “would” or the negative of these words and similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our Common Stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus, in our Annual Report on Form 10-K or any of our other filings with the SEC that is incorporated by reference herein. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

●	the availability and adequacy of cash flow to meet our requirements;

●	economic, competitive, demographic, business and other conditions in the our local and regional markets;

●	changes in our business and growth strategy;

●	changes or developments in laws, regulations or taxes in the entertainment industry;

●	actions taken or not taken by third-parties, including our contractors and competitors;

●	the availability of additional capital; and

●	other factors discussed under the section entitled “Risk Factors” or elsewhere in the Annual Report on Form 10-K.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and the documents that we reference herein and have filed as exhibits to the Annual Report on Form 10-K, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date hereof. Because the risk factors referred to in this prospectus, in our Annual Report on Form 10-K or any of our other filings with the SEC, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

6

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. All net proceeds from the sale of the shares of Commons Stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their shares of Common Stock as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the Warrants and issuance of the warrant shares to the extent that the Warrants are exercised for cash. The Warrants, however, are exercisable on a cashless basis only under certain circumstances. If the Warrants are exercised for cash in full, the gross proceeds would be approximately $10.0 million. We intend to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes and working capital.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We can make no assurances that the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

7

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices. For more information, see “Plan of Distribution.”

8

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those shares of Common Stock issuable upon the exercise of the Warrants and conversion of the Series B Preferred Stock previously issued in connection with our private placement that closed in March 2021. For additional information on the private placements and regarding the issuance of the securities in such private placement, see “Prospectus Summary – March 2021 Private Placement.” We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares of Common Stock for resale from time to time. Except for the ownership of the Warrants and Series B Preferred Stock issued, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The column entitled “Number of Shares of Common Stock Owned Prior to this Offering” lists the number the shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of Series B Preferred Stock or the Warrants to purchase the shares of Common Stock, as of March 29, 2021, assuming exercise of the Warrants and the conversion of the Series B Preferred Stock into the maximum shares of Common Stock issuable thereunder held by the selling stockholders on that date, without regard to any limitations on conversions or exercises. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Under the terms of the Certificate of Designation, a selling stockholder may not convert the shares of Series B Preferred Stock, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock immediately after giving effect to such conversion. The number of shares in the table below do not reflect these limitations.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After the Offering	Percentage of Shares of Common Stock Owned After the Offering
Leviston Resources LLC	16,200,000	(1)	16,200,000	(1)	-	-

(1)	Represents 10,800,000 shares of Common Stock issuable upon exercise of the Warrants and 5,400,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

9

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our Common Stock and, to the extent the rights of the Series A Preferred Stock and Series B Preferred Stock may materially limit or qualify the rights evidenced by our Common Stock, we describe our Series A Preferred Stock and Series B Preferred Stock. This description of the terms of our Common Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of Delaware General Corporation Law (“DGCL”), and the full text of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and our bylaws (“Bylaws”).

As of March 29, 2021, our authorized share capital consists of 100,000,000 shares of Common Stock, of which 3,506,752 were outstanding, 5,000,000 shares of preferred stock, including 500,000 shares of Series A Preferred Stock, of which 217,267 were outstanding and 20,000 shares of Series B Preferred Stock, of which 5,000 were outstanding.

We implemented a 1-for-20 reverse stock split of our outstanding shares of Common Stock that was effective on January 23, 2020. All share and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of shares and the increase in the share price which resulted from this action.

Common Stock

Holders of our Common Stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for our operations and expansion. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue.

Preferred Stock

Under the terms of the Certificate of Incorporation, our Board is expressly granted authority to authorize the issuance from time to time of shares of preferred stock in one or more series, for such consideration and for such corporate purposes as our Board may from time to time determines, and by filing a certificate pursuant to applicable law of the State of Delaware to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent permitted by the Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof.

Series A Preferred Stock

Holders of our Series A Preferred Stock are entitled to the number of votes per share equal to 2,000 shares of Common Stock. Holders of our Series A Preferred Stock are entitled to receive a cumulative dividend on each share of Series A Preferred Stock issued and outstanding at the rate of twelve percent (12%) per annum on the Aggregate Stated Value (as defined in the Certificate of Designation and Restatement of Rights, Preferences and restrictions of Series A Preferred Stock, the “Series A Certificate of Designation”) then in effect, payable quarterly on January 1, April 1, July 1 and October 1. Such dividend is payable in cash but may be paid in shares of Common Stock in our sole discretion if the shares of Common Stock are listed on a national securities exchange. In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of our Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of our assets to the holders of Common Stock by reason of their ownership thereof, for each share held, an amount equal to the Stated Value (as defined in the Series A Certificate of Designation), plus unpaid dividends, if any. The Series A Preferred Stock is convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Aggregate Stated Value by the Conversion Price (as defined in the Series A Certificate of Designation), in effect on the date the certificate is surrendered for conversion, initially set at $0.25. Each share of Series A Preferred Stock is redeemable at the option of the holder for the payment of cash by us to the holder equal to the Aggregate Stated Value of the shares that the holder elects to redeem. The Series A Preferred Stock is entitled to certain protective provisions and we may not take certain actions without the written consent of at least a majority of the Series A Preferred Stock, including, without limitation, amend, alter or repeal any provision of the Series A Certificate of Designation to change the rights of the Series A Preferred Stock, create or authorize additional class or series of stock senior to the Series A Preferred Stock or create, authorize the creation of, issue or authorize the issuance of, any debt security which is convertible into or exchangeable for any equity security, if such equity security ranks senior to the Series A Preferred Stock as to dividends or liquidation rights.

10

Series B Preferred Stock

Holders of our Series B Preferred Stock have no voting rights. Holders of our Series B Preferred Stock are entitled to receive a cumulative dividend on each share of Series B Preferred Stock issued and outstanding at the rate of five percent (5%) per annum, in cash or at the Holder’s option, in fully paid and non-assessable shares of Series B Preferred Stock, at the Dividend Conversion Rate (as defined in the Certificate of Designation). Such dividends are payable quarterly on January 1, April 1, July 1 and October 1. In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of our Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of our assets to the holders of Common Stock and Common Stock Equivalents (as defined in the Certificate of Designation, and which includes the Series A Preferred Stock) by reason of their ownership thereof, for each share held an amount equal to the Stated Value (as defined in the Certificate of Designation), plus unpaid dividends or liquidated damages, if any. The Series B Preferred Stock is convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value by the Series B Conversion Price, subject to a minimum of $1.00. We are entitled to redeem some or all of the outstanding shares of Series B Preferred Stock for cash in an amount equal to the Optional Redemption Amount (as defined in the Certificate of Designation). The Series B Preferred Stock is entitled to certain protective provisions and we may not take certain actions without the written consent of at least fifty one percent (51%) in Stated Value of the outstanding shares of the Series B Preferred Stock, including, without limitation, amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws that materially and adversely affects the rights of the Series B Preferred Stock, pay cash dividends or distributions on Junior Securities (as defined in the Certificate of Designation), or repay, repurchase or offer to repay, or otherwise acquire more than a de minimis number of shares of Common Stock, Common Stock Equivalents (as defined in the Certificate of Designation) or Junior Securities.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and our Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Certificate of Incorporation and our Bylaws and Delaware law, as applicable, among other things:

●	provide our Board with the ability to alter the Bylaws without stockholder approval (subject to rights of the holders of our preferred stock);

●	provide that special meetings of our stockholders may be called only by a majority of the directors, the Chairman of our Board or the Chief Executive Officer;

●	place limitations on the removal of directors; and

●	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Advance Notice Bylaws. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Interested Stockholder Transactions. We may become subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

11

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and our Certificate of Incorporation includes such an exculpation provision. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our Certificate of Incorporation expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees from some liabilities. The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. The telephone number of VStock Transfer, LLC is (212) 828-8436.

Listing

Our Common Stock is listed on The OTC Markets under the symbol “WIZD”.

12

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of the Warrants and the conversion of the Series B Preferred Stock to permit the resale of these shares of Common Stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock other than proceeds from the cash exercise of the Warrants, if exercised in cash. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part or a prospectus supplement. In the post-effective amendment or the prospectus supplement, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of Common Stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

13

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by DLA Piper LLP (US), Phoenix, Arizona. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Wizard Brands, Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements, have been incorporated by reference herein and in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-1 we filed with the SEC, under the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We also maintain a web site at www.wizardworld.com, through which you can access our SEC filings. The references to the SEC’s website and our website do not constitute incorporation by reference of the information contained on, or that can be accessed through, the websites, and you should not consider the contents of the websites in making an investment decision with respect to our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021; and

●	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 3, 2021 and April 2, 2021.

We also incorporate by reference all future documents (except as to any portion of any report or document that is not deemed filed under such provisions) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Investor Relations, Wizard Brands, Inc., 2700 Homestead Road, Park City, UT 84098, 650-525-0231. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.wizardworld.com. The information found on our website, or that may be accessed by links on our website, is not part of this prospectus. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable in connection with the registration of the securities hereunder. All amounts are estimates except the SEC registration fee.

Item	Amount to be paid
SEC registration fee	$6,946
Printing expenses	-
Legal fees and expenses	50,000
Accounting fees and expenses	-
Total	$56,946

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

15

Item 15. Recent Sales of Unregistered Securities.

We sold the securities described below within the past three years which were not registered under the Securities Act.

On November 22, 2018, we issued 5,768,956 shares (288,448 shares after giving effect to the 1-for-20 reverse stock split effected on January 23, 2020) of preferred stock for settlement of the outstanding liabilities due to Bristol Capital, LLC, an affiliate of Paul Kessler, a member of our Board of Directors, and Mr. John D. Maatta, former President and Chief Executive Officer and a current member of our Board of Directors, totaling $709,506. The issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2). On August 3, 2020, as ratified on August 21, 2020, the Board of Directors elected to cancel the 288,448 shares of preferred stock and issue 173,974 shares of Series A Preferred Stock. The issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2).

Effective December 19, 2019, we entered into a securities purchase agreement with Barlock 2019 Fund, LP, for the sale of our securities, comprised of (i) a $2,500,000 convertible debenture, convertible at a price of $0.125 per share, and (ii) warrants to acquire 6,000,000 shares of our Common Stock, at an exercise price of $0.125 per share. These securities issued to the purchaser were not registered under the Securities Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On March 1, 2021, we issued shares of our Series A Preferred Stock as follows: 8,500 shares to Mr. Maatta in satisfaction of an aggregate of $84,947.55 due and owing to Mr. Maatta under his Separation Agreement; 22,500 shares to Bristol Capital, LLC in satisfaction of $225,000 due and owing to Bristol Capital, LLC for additional consulting services rendered and to be rendered by Mr. Kessler from July 1, 2020 through April 1, 2021; 8,300 shares to Scott D. Kaufman, our Chief Executive Officer, in satisfaction of $83,333 of compensation payable to Mr. Kaufman under his Employment Agreement through April 1, 2021; and 4,000 shares to Heidi C. Bowman, our Chief Financial Officer, in satisfaction of $40,000 of compensation payable to Ms. Bowman under her Employment Agreement through April 1, 2021. Each share of our Series A Preferred Stock is convertible into a number of shares of our Common Stock determined by dividing the aggregate stated value for the Series A Preferred Stock being converted (initially $10.00 per share, subject to adjustment as set forth in the currently effective Series A Certificate of Designation) by the then-applicable conversion price (initially $0.25 per share, subject to adjustment as set forth in the currently effective Series A Certificate of Designation). We issued the foregoing securities in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act.

On March 1, 2021, we issued warrants to purchase shares of Common Stock to our advisors and consultants as follows: two warrants to purchase 100,000 shares vesting 50% per year over two years from and after March 1, 2021, with an exercise price of $0.50 per share and a term of five years; and two warrants to purchase 100,000 shares vesting 50% per year over two years from and after March 1, 2021, with an exercise price of $1.00 per share and a term of five years. We issued the foregoing securities in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act.

On March 29, 2021, we consummated the transactions contemplated by the securities purchase agreement with Leviston Resources LLC, pursuant to which, we issued in a private placement: (i) 5,000 shares of Series B Preferred Stock, convertible at the Series B Conversion Price, subject to conversion price floor of $1.00; and (ii) a warrant to acquire 5,000 shares of the Series B Preferred Stock at an exercise price of $1,000 per share of Series B Preferred Stock, which became exercisable immediately upon issuance and which expires on March 26, 2023; and (iii) a warrant to acquire 5,000 shares of the Series B Preferred Stock at an exercise price of $1,000 per share of Series B Preferred Stock, which became exercisable immediately upon issuance and which expires on March 26, 2024. Pursuant to the terms of the 2021 Warrants, the Series B Preferred Stock issuable upon exercise of the 2021 Warrants are automatically convertible into shares of Common Stock at the Series B Conversion Price. These securities were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

16

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Wizard Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.2	By-Laws of GoENERGY, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form SB-2, filed on March 25, 2003).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.4	First Amendment to the Bylaws of Wizard World, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 21, 2016).
3.5	Certificate of Designation and Restatement of Rights, Preferences and Restrictions of Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on March 29, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
5.1*	Opinion of DLA Piper LLP (US).
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.2	Form of 12% Senior Secured Convertible Debenture (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.5+	Employment Agreement dated as of March 1, 2021 but effective as of November 24, 2020, by and between Wizard Brands, Inc. and Scott D. Kaufman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.6+	Employment Agreement dated as of March 1, 2021 but effective as of November 24, 2020, by and between Wizard Brands, Inc. and Heidi C. Bowman (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.7+	Separation Agreement entered into as of February 20, 2021 between Wizard Brands, Inc. and John D. Maatta (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.8	Securities Purchase Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.9	Registration Rights Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.10	Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.11	Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.12	Form of Convertible Promissory Note, dated August 19, 2011 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2011).
21.1	List of Subsidiaries. (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017).
23.1*	Consent of MaughanSullivan LLC.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1#	Power of Attorney (included in the signature page to this Registration Statement).

+ Indicates management contract or compensatory plan or arrangement.

* Filed herewith.

# Previously filed.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

17

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

18

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Park City, Utah on this May 19, 2021.

WIZARD BRANDS, INC.

By:	/s/ Scott D. Kaufman
Name:	Scott D. Kaufman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Scott D. Kaufman	Chief Executive Officer, President and Chairman of the Board	May 19, 2021
Scott D. Kaufman	(Principal Executive Officer)

*	Chief Financial Officer	May 19, 2021
Heidi C. Bowman	(Principal Financial and Accounting Officer)

*	Director	May 19, 2021
Paul L. Kessler

*	Director	May 19, 2021
Greg Suess

*	Director	May 19, 2021
Michael Breen

*	Director	May 19, 2021
John D. Maatta

*

By:	/s/ Scott D. Kaufman
Attorney-in-Fact

19